Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The unaudited pro forma condensed combined financial statements (referred to as the “pro forma financial statements”) presented below are derived from the historical consolidated financial statements of Sonic Automotive, Inc. and its subsidiaries (collectively, the “Company” or “Sonic”), and RFJ Auto Partners, Inc. (collectively with its subsidiaries, “RFJ Auto”), as adjusted to reflect (i) the issuance and sale on October 27, 2021 of (a) $650,000,000 aggregate principal amount of Sonic’s 4.625% Senior Notes due 2029 (the “2029 Notes”) and (b) $500,000,000 aggregate principal amount of Sonic’s 4.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “2021 Notes”), (ii) the redemption (the “Redemption”) of $250,000,000 aggregate principal amount of Sonic’s previously outstanding 6.125% Senior Subordinated Notes due 2027 (the “6.125% Notes”) and (iii) the acquisition of RFJ Auto pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2021, by and among Sonic, RFJ Auto and the other parties thereto, pursuant to which on December 6, 2021 Sonic acquired the new and used automotive retail business of RFJ Auto, together with the associated real estate, inventory and other related assets (the “Acquisition” and, collectively with the issuance and sale of the 2021 Notes and the Redemption, the “Transactions”).
The unaudited pro forma condensed combined balance sheet as of September 30, 2021, assumes that the Transactions occurred on September 30, 2021.
The unaudited pro forma condensed combined statements of income for the twelve months ended December 31, 2021 and the nine months ended September 30, 2021 and September 30, 2020, assume that the Transactions occurred on January 1, 2020.
The following unaudited pro forma condensed combined financial information should be read in conjunction with the following financial statements:
•the audited consolidated financial statements of Sonic as of December 31, 2020 and for the three years ended December 31, 2020;

•the unaudited consolidated financial statements of Sonic as of and for the nine months ended September 30, 2021 and 2020;

•the audited combined and consolidated financial statements of RFJ Auto as of and for the two years ended December 31, 2020; and

•the unaudited combined and consolidated financial statements of RFJ Auto as of and for the nine months ended September 30, 2021 and 2020

The pro forma adjustments reported in these unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information of Sonic, after giving effect to the Acquisition (the “Combined Company”) is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

COMBINED COMPANY
Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(in thousands)
(unaudited)

	Sonic	RFJ Auto Reported	Reclass	RFJ Auto Reclassed	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$220,082	$57,862		$57,862	$112,711	a	$390,655
Contracts in transit	—	24,171	(24,171)	—	—		—
Receivables, net	278,008	47,441	24,171	71,612	13,102	b	338,551
Inventories	850,469	230,463		230,463	4,566	b	1,085,498
Other current assets	123,404	2,429		2,429	(57)	b	125,776
Total current assets	1,471,963	362,366		362,366	106,151		1,940,480
Property and Equipment, net	1,232,236	119,556		119,556	9,976	c	1,361,768
Goodwill	237,575	104,575		104,575	470,701	c	812,851
Other Intangible Assets, net	77,500	62,593		62,593	(62,593)	c	77,500
Operating Right-of-Use Lease Assets	313,425	—		—	56,587	d	370,012
Finance Right-of-Use Lease Assets	84,267	—		—	—		84,267
Other Assets	88,997	1,005		1,005	—		90,002
Total assets	$3,505,963	$650,095		$650,095	$580,822		$4,736,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable - floor plan - trade	$28,605	$23,149		$23,149	$—		$51,754
Notes payable - floor plan - non-trade	867,152	201,186		201,186	(1,890)	b	1,066,448
Trade accounts payable	105,181	23,624		23,624	(2,745)	b	126,060
Operating short-term lease liabilities	39,684	—		—	37,433	d	77,117
Finance short-term lease liabilities	35,684	—		—	—		35,684
Accrued interest	3,431	—	1,127	1,127	(638)	e	2,793
Other accrued liabilities	295,282	44,960	8,248	53,208	2,328	b	342,570
Allowance for contingent charges	—	9,375	(9,375)	—	—		—
Current maturities of long-term debt	53,383	14,849		14,849	(14,849)	a	53,383
Total current liabilities	1,428,402	317,143		317,143	10,264		1,755,809
Long-Term Debt	637,774	167,578		167,578	720,907	a f	1,526,259
Other Long-Term Liabilities	96,420	6,495		6,495	—		102,915
Operating Long-Term Lease Liabilities	278,315	—		—	19,154	d	297,469
Finance Long-Term Lease Liabilities	59,303	—		—	—		59,303
Deferred Income Taxes	—	—		—	—		—
Commitments and Contingencies
Stockholders’ Equity:
Total Stockholders’ Equity	1,005,749	158,879		158,879	(169,503)	f	995,125
Total Liabilities and Stockholders’ Equity	$3,505,963	$650,095		$650,095	$580,822		$4,736,880

COMBINED COMPANY
Pro Forma Condensed Statements of Income
For the Nine Months Ended September 30, 2021
(in thousands, except per share amounts)
(unaudited)

	Sonic	RFJ Auto Reported		RFJ Auto Reclassed			Pro Forma Combined Company
	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021	Reclasses	For the Nine Months Ended September 30, 2021	Pro Forma Adjustments		For the Nine Months Ended September 30, 2021
Revenues:
Revenues	$—	$2,266,222	$(2,266,222)	$—	$—		$—
New vehicles	3,766,133		1,309,664	1,309,664	(26,075)	b	5,049,722
Used vehicles	3,666,286		734,963	734,963	(13,288)	b	4,387,961
Wholesale vehicles	256,701		102,724	102,724	(6,919)	b	352,506
Total vehicles	7,689,120			2,147,351	(46,282)		9,790,189
Parts, service and collision repair	1,036,736		118,871	118,871	(2,846)	b	1,152,761
Finance, insurance and other, net	486,000	96,721	—	96,721	(909)	b	581,812
Total revenues	9,211,856			2,362,943	(50,037)		11,524,762
Cost of Sales:
Cost of sales		(2,089,171)	2,089,171	—
New vehicles	(3,462,795)	—	(1,239,615)	(1,239,615)	24,821	b	(4,677,589)
Used vehicles	(3,580,944)	—	(677,057)	(677,057)	12,285	b	(4,245,716)
Wholesale vehicles	(250,072)	—	(102,277)	(102,277)	6,986	b	(345,363)
Total vehicles	(7,293,811)			(2,018,949)	44,092		(9,268,668)
Parts, service and collision repair	(534,325)	—	(70,222)	(70,222)	1,613	b	(602,934)
Total cost of sales	(7,828,136)	(2,089,171)		(2,089,171)	45,705		(9,871,602)
Gross profit	1,383,720	273,772		273,772	(4,332)		1,653,160
Total expenses		(182,701)	182,701	—
Selling, general and administrative expenses	(931,349)	—	(172,534)	(172,534)	3,563	b d	(1,100,320)
Impairment charges	—	—	—	—	(493)	g	(493)
Depreciation and amortization	(73,687)	—	(4,436)	(4,436)	(606)	b	(78,729)
Operating income (loss)	378,684	91,071		96,802	(1,868)		473,618
Other income (expense):
Interest expense, floor plan	(12,781)	—	(5,731)	(5,731)	296	b e	(18,216)
Interest expense, other, net	(30,180)	(6,474)	—	(6,474)	(24,035)	e	(60,689)
Amortization expense		—	—	—
Other income (expense), net	100	861	—	861	—		961
Total other income (expense)	(42,861)	(5,613)		(11,344)	(23,739)		(77,944)
Income (loss) from continuing operations before taxes	335,823	85,458		85,458	(25,607)		395,674
Provision for income taxes for continuing operations - benefit (expense)	(83,452)	(22,544)		(22,544)	6,244	h	(99,752)
Income (loss) from continuing operations	252,371	62,914		62,914	(19,363)		295,922
Discontinued operations:							—
Income (loss) from discontinued operations before taxes	241	—		—	—		241
Provision for income taxes for discontinued operations - benefit (expense)	(60)	—		—	—		(60)
Income (loss) from discontinued operations	181	—		—	—		181
Net income (loss)	$252,552	$62,914		$62,914	$(19,363)		$296,103
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$6.07						$7.12
Earnings (loss) per share from discontinued operations	0.01						0
Earnings (loss) per common share	$6.08						$7.12
Weighted average common shares outstanding	41,561						41,561
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$5.81						$6.82
Earnings (loss) per share from discontinued operations	0.01						0
Earnings (loss) per common share	$5.82						$6.82
Weighted average common shares outstanding	43,416						43,416

COMBINED COMPANY
Pro Forma Condensed Statements of Income
For the Nine Months Ended September 30, 2020
(in thousands, except per share amounts)
(unaudited)

	Sonic	RFJ Auto Reported		RFJ Auto Reclassed			Pro Forma Combined Company
	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2020	Reclasses	For the Nine Months Ended September 30, 2020	Pro Forma Adjustments		For the Nine Months Ended September 30, 2020
Revenues:
Revenues	$—	$1,877,211	$(1,877,211)	$—	$—		$—
New vehicles	2,957,794	—	1,144,262	1,144,262	(34,362)	b	4,067,694
Used vehicles	2,604,957	—	556,685	556,685	(12,827)	b	3,148,815
Wholesale vehicles	138,221	—	69,491	69,491	(2,832)	b	204,880
Total vehicles	5,700,972			1,770,438	(50,021)		7,421,389
Parts, service and collision repair	914,667	—	106,773	106,773	(3,429)	b	1,018,011
Finance, insurance and other, net	352,848	79,003	—	79,003	(858)	b	430,993
Total revenues	6,968,487			1,956,214	(54,308)		8,870,393
Cost of Sales:
Cost of sales	—	(1,743,391)	1,743,391	—
New vehicles	(2,804,314)	—	(1,097,047)	(1,097,047)	33,786	b	(3,867,575)
Used vehicles	(2,517,421)	—	(513,478)	(513,478)	12,160	b	(3,018,739)
Wholesale vehicles	(136,260)	—	(70,763)	(70,763)	2,934	b	(204,089)
Total vehicles	(5,457,995)			(1,681,288)	48,880		(7,090,403)
Parts, service and collision repair	(475,964)	—	(62,103)	(62,103)	2,118	b	(535,949)
Total cost of sales	(5,933,959)	(1,743,391)		(1,743,391)	50,998		(7,626,352)
Gross profit	1,034,528	212,823		212,823	(3,310)		1,244,041
Total expenses	—	(161,118)	161,118	—
Selling, general and administrative expenses	(769,688)	—	(146,207)	(146,207)	3,372	b d	(912,524)
Impairment charges	(268,859)	—	—	—	—		(268,859)
Depreciation and amortization	(67,879)	—	(4,452)	(4,452)	(592)	b	(72,923)
Operating income (loss)	(71,898)	51,705		62,164	(531)		(10,265)
Other income (expense):
Interest expense, floor plan	(21,821)	—	(10,459)	(10,459)	629	b e	(31,651)
Interest expense, other, net	(31,523)	(6,916)	—	(6,916)	(39,156)	e	(77,595)
Amortization expense		—	—	—
Other income (expense), net	100	567	—	567	—		667
Total other income (expense)	(53,244)	(6,349)		(16,808)	(38,527)		(108,579)
Income (loss) from continuing operations before taxes	(125,142)	45,356		45,356	(39,058)		(118,844)
Provision for income taxes for continuing operations - benefit (expense)	16,995	(12,667)	—	(12,667)	10,011	h	14,339
Income (loss) from continuing operations	(108,147)	32,689		32,689	(29,047)		(104,505)
Discontinued operations:							—
Income (loss) from discontinued operations before taxes	(808)	—	—	—	—		(808)
Provision for income taxes for discontinued operations - benefit (expense)	231	—	—	—	—		231
Income (loss) from discontinued operations	(577)	—		—	—		(577)
Net income (loss)	$(108,724)	$32,689		$32,689	$(29,047)		$(105,082)
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(2.53)						$(2.45)
Earnings (loss) per share from discontinued operations	(0.02)						(0.01)
Earnings (loss) per common share	$(2.55)						$(2.46)
Weighted average common shares outstanding	42,687						42,687
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(2.53)						$(2.45)
Earnings (loss) per share from discontinued operations	(0.02)						(0.01)
Earnings (loss) per common share	$(2.55)						$(2.46)
Weighted average common shares outstanding	42,687						42,687

COMBINED COMPANY
Pro Forma Condensed Statements of Income
For the Twelve Months Ended December 31, 2020
(in thousands, except per share amounts)
(unaudited)

	Sonic	RFJ Auto Reported		RFJ Auto Reclassed			Pro Forma Combined Company
	For the Year Ended December 31, 2020	For the Year Ended December 31, 2020	Reclasses	For the Year Ended December 31, 2020	Pro Forma Adjustments		For the Year Ended December 31, 2020
Revenues:
Revenues	$—	$2,729,076	$(2,729,076)	$—	$—		$—
New vehicles	4,281,223	—	1,755,603	1,755,603	(48,764)	b	5,988,062
Used vehicles	3,564,832	—	734,591	734,591	(16,594)	b	4,282,829
Wholesale vehicles	197,378	—	96,582	96,582	(4,693)	b	289,267
Total vehicles	8,043,433	—		2,586,776	(70,051)		10,560,158
Parts, service and collision repair	1,233,735	—	142,300	142,300	(4,485)	b	1,371,550
Finance, insurance and other, net	489,874	105,516	—	105,516	(1,135)	b	594,255
Total revenues	9,767,042			2,834,592	(75,671)		12,525,963
Cost of Sales:
Cost of sales	—	(2,551,942)	2,551,942	—
New vehicles	(4,047,132)		(1,692,621)	(1,692,621)	47,500	b	(5,692,253)
Used vehicles	(3,458,834)		(678,968)	(678,968)	15,783	b	(4,122,019)
Wholesale vehicles	(198,249)		(98,183)	(98,183)	4,815	b	(291,617)
Total vehicles	(7,704,215)			(2,469,772)	68,098		(10,105,889)
Parts, service and collision repair	(639,182)		(82,170)	(82,170)	2,688	b	(718,664)
Total cost of sales	(8,343,397)	2,551,942		(2,551,942)	70,786		(10,824,553)
Gross profit	1,423,645	282,650		282,650	(4,885)		1,701,410
Total expenses	—	(211,888)	211,888	—
Selling, general and administrative expenses	(1,028,666)		(191,053)	(191,924)	3,815	b d	(1,216,775)
Impairment charges	(270,017)		(871)	(871)	—		(270,888)
Depreciation and amortization	(91,023)		(5,867)	(5,867)	(807)	b	(97,697)
Operating income (loss)	33,939	70,762		83,988	(1,877)		116,050
Other income (expense):
Interest expense, floor plan	(27,228)	—	(13,226)	(13,226)	585	b e	(39,869)
Interest expense, other, net	(41,572)	(8,985)	—	(8,985)	(46,924)	e	(97,481)
Amortization expense	—	—	—	—
Other income (expense), net	97	(279)	—	(279)	—		(182)
Total other income (expense)	(68,703)	(9,264)		(22,490)	(46,339)		(137,532)
Income (loss) from continuing operations before taxes	(34,764)	61,498		61,498	(48,216)		(21,482)
Provision for income taxes for continuing operations - benefit (expense)	(15,900)	(17,111)	—	(17,111)	12,295	h	(20,716)
Income (loss) from continuing operations	(50,664)	44,387		44,387	(35,921)		(42,198)
Discontinued operations:							—
Income (loss) from discontinued operations before taxes	(1,002)	—		—	—		(1,002)
Provision for income taxes for discontinued operations - benefit (expense)	281	—		—	—		281
Income (loss) from discontinued operations	(721)	—		—	—		(721)
Net income (loss)	$(51,385)	$44,387		$44,387	$(35,921)		$(42,919)
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(1.19)						$(0.99)
Earnings (loss) per share from discontinued operations	(0.02)						(0.02)
Earnings (loss) per common share	$(1.21)						$(1.01)
Weighted average common shares outstanding	42,483						42,483
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(1.19)						$(0.99)
Earnings (loss) per share from discontinued operations	(0.02)						(0.02)
Earnings (loss) per common share	$(1.21)						$(1.01)
Weighted average common shares outstanding	42,483						42,483

1.Basis of Presentation

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the Combined Company.

The Acquisition was accounted for by Sonic as a business combination using the acquisition method of accounting under ASC Topic 805, Business Combinations. Under the acquisition method of accounting, the purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, Sonic has estimated a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Transactions, and the final allocation of such purchase price will be determined as further information becomes available. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial statements, and these differences may be material.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2021, assumes that the Transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statements of income for the twelve months ended December 30, 2020 and the nine months ended September 30, 2021 and 2020, assume that the Transactions occurred on January 1, 2020.

The pro forma adjustments reported in these unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with the audited and unaudited historical financial statements and related notes of the Company and of RFJ Auto.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

2.Sources of Purchase Price

The Company acquired substantially all of the assets of, and certain real property related to, RFJ Auto, including goodwill and franchise rights intangible assets, real estate and leaseholds, and parts and fixed assets, and assume substantially all of the liabilities of RFJ Auto, in each case subject to certain adjustments described in the Merger Agreement. We paid approximately $968.7 million to fund the purchase consideration for the Acquisition (including vehicle inventory that we acquired), which includes approximately $18.5 million in transaction fees and expenses related to the Acquisition. We financed the Acquisition using (1) a portion of the net proceeds of the issuance and sale of the 2021 Notes, borrowings under the Company’s amended and restated syndicated new and used vehicle floor plan credit facilities (the “2021 Floor Plan Facilities”), and cash on hand. The consideration is subject to customary post close adjustments.

3.Purchase Price Allocation

Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed. The following allocation of the preliminary purchase price to acquired identifiable assets and assumed liabilities is based on the preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition as of September 30, 2021, used by management to prepare the unaudited pro forma condensed combined financial information. The following table summarizes the allocation of the estimated purchase price based on preliminary estimates of fair value:

(in millions)
Cash	$23.6
Receivables	31.4
Inventories	235
Other current assets	4.4
Property and equipment	129.7
Goodwill and intangible franchise assets	574.2
Total assets acquired	998.3
Trade accounts payable	(11.2)
Other accrued liabilities	(36.9)
Total liabilities assumed	(48.1)
Net assets acquired	$950.2

The fair value of the property and equipment acquired is summarized below:

	Fair Value (in millions)	Estimated Life

Land	$31.7	N/A
Buildings	89	20 years
Furniture, fixtures and equipment	8.8	3–10 years
Total	$129.5

The final purchase price allocation will be determined once the Company has completed the detailed valuations and necessary calculations, and is subject to customary post close consideration adjustments pursuant to the Merger Agreement. New and used vehicle inventories at the RFJ Auto dealerships vary significantly from time to time. The estimated inventories shown in the purchase price allocation above was derived from the unaudited historical financial statements for RFJ Auto as of September 30, 2021, and the actual value of vehicle inventories acquired will depend on the actual new and used vehicle inventories at the RFJ Auto dealerships on the closing date of the Acquisition.

The estimated fair values of assets acquired and liabilities assumed were based upon preliminary analysis performed for the preparation of the unaudited pro forma condensed combined financial information and are subject to the final valuations that will be completed after consummation of the Acquisition. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired or liabilities assumed in the Acquisition from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the Acquisition. In addition, if the value of the property and equipment and other intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented herein. Any such increases could be material and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As a result, the final purchase price allocation may differ materially from the preliminary purchase price allocation.

4.Reclassifications

After the Acquisition, the accounting policies applicable to RFJ Auto will be conformed to those of the Company. The Company has identified preliminary adjustments to the presentation of the historical financial statements of RFJ Auto to those of the Company based upon currently available information and assumptions management believes to be reasonable. The following reclassifications were made in the “Reclasses” column of the unaudited pro forma condensed statements of income in order to conform with the corresponding treatment for the Company’s financial reporting:

•Contracts in transit of $24.2 million were reclassified to receivables, net to conform to RFJ Auto reported amounts to the Company’s presentation.
•Accrued interest of $1.1 million was reclassified from other accrued liabilities to accrued interest to conform RFJ Auto reported amounts to the Company’s presentation.
•Allowance for contingent charges of $9.4 million were reclassified from allowance for contingent charges to other accrued liabilities to conform RFJ Auto reported amounts to the Company’s presentation.
•RFJ Auto’s revenues and cost of sales were reclassified to conform with the Company’s presentation to separately reflect revenues and cost of sales from new vehicles, used vehicles, wholesale vehicles, parts, and service and collision repair. Revenues from the arrangement of extended warranties, service contracts, financing, insurance and other aftermarket products were reclassified to be a separate caption within total revenues.
•RFJ Auto’s total expenses were reclassified to selling, general and administrative expenses, impairment, depreciation and amortization, and interest expense, floor plan to conform with the Company’s presentation as follows:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2020
(in thousands)
Selling, general and administrative expenses	$172,534	$146,207	$191,924
Impairment charges	—	—	871
Depreciation and Amortization	4,436	4,452	5,867
Interest expense, floor plan	5,731	10,459	13,226
RFJ Auto total expenses, as presented	$182,701	$161,118	$211,888

•RFJ Auto’s amortization expense was reclassified to depreciation and amortization to conform with the Company’s presentation.

Management of the Company is currently in the process of conducting a more detailed review of accounting policies used in the historical financial statements of RFJ Auto to determine if differences in accounting policies require any further reclassification to conform to the Company’s accounting policies and classifications. As a result, we may identify additional differences between the accounting policies of the Company and RFJ Auto that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

5.Pro forma adjustments

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

a.Cash provided by the Transactions of $170.6 million less RFJ Auto’s cash and cash equivalents of $57.9 million not included in the Transactions and RFJ Auto’s long-term debt $167.6 million and current maturities of long-term debt of $14.8 million not assumed by the Company have been eliminated from the proforma condensed combined proforma balance sheet as of September 30, 2021.

b.Two RFJ Auto dealerships were divested by RFJ Auto prior to the closing of the Acquisition and, therefore, were excluded from the Merger Agreement. The financial position and results of operations of these disposed dealerships have been eliminated from the pro forma condensed combined financial statements for all periods presented.

c.The preliminary estimate of fair value of assets acquired and liabilities assumed, as described in Footnote 3 to the unaudited pro forma condensed combined financial statements, and the elimination of the historical intangible assets and goodwill of RFJ Auto of $62.6 million and $104.6 million, respectively.

d.The historical financial statements of RFJ Auto do not reflect the adoption of ASC 842, Leases. In order to conform the presentation of lease accounting, these unaudited pro forma condensed consolidated financial statements reflect the right of use assets and lease liabilities for operating leases and related incremental rent expense of RFJ Auto.

e.Adjustments to indebtedness as a result of the issuance of $1,150.0 million aggregate principal amount of 2021 Notes, a portion of the net proceeds of which were used to fund the Acquisition, and related debt issuance costs of $14.2 million less the redemption of the of the Company’s 6.125% Notes of $247.3 million and related elimination of accrued interest of $0.6 million.

The resulting interest expense adjustments related to the financing transactions, including interest on incremental borrowings, amortization of estimated debt issuance costs, write-off of costs associated with the 6.125% Notes and reductions as a result of the RFJ Auto indebtedness which were not assumed by the Company.

The impact on interest includes the following:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Twelve Months Ended December 31, 2020
(in thousands)
Premium on redemption of 6.125% Notes and other costs	$—	$(15,544)	$(15,544)
Elimination of interest on 6.125% Notes	11,786	11,767	15,694
Interest on RFJ Auto indebtedness not assumed	6,474	6,916	8,985
Interest on new borrowings	(40,828)	(40,828)	(54,438)
Amortization of deferred financing costs of new borrowings	(1,467)	(1,467)	(1,621)
Total pro forma adjustment to interest expense, other, net	$(24,035)	$(39,156)	$(46,924)

f.Represents the elimination of RFJ Auto’s stockholders’ equity, the premium on redemption of the 6.125% Notes and other transaction costs, net of tax of $12.1 million.

g.Represents the reclass of impairment charges included in RFJ Auto’s selling, general and administrative expenses.

h.Tax impact of applicable pro forma adjustments affecting income utilizing a fully blended rate of 25%.